CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




FIRST INVESTORS U.S. GOVERNMENT PLUS FUND
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A (File No. 2-94932) of our report dated February 2, 2001 relating to the December 31, 2000 financial statements of First Investors U.S. Government Plus Fund, which are included in said Registration Statement.

                                                  TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 20, 2001